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                                                                    EXHIBIT 10.3


                                AMENDMENT NO. 3
              Effective Date of Amendment No. 3: September 1, 2002


This AMENDMENT NO. 3 ("Amendment No. 3") to the GoTo-In-A-Box Agreement dated April 15, 2001 (the "Agreement") is made by and between OVERTURE SERVICES, INC., a Delaware corporation ("Company"), and MICROSOFT CORPORATION, a Washington corporation ("Microsoft").

                                    RECITALS

The parties desire to amend the Agreement on the terms and conditions provided herein;

The parties hereby agree as follows:


                                    AMENDMENT

1. Section 1.8 (the definition of "IE 4.x or 5.x") shall be deleted in its entirety and replaced with the following:

        1.8 "Internet Explorer" means the English-- and Spanish-speaking United States and English-speaking Canada versions of Microsoft Internet Explorer (IE) and any updates to such versions, released during the Term.

2. Section 1.11 (the definition of "MSN Search Pane") shall be deleted in its entirety and replaced with the following:

        1.11 "MSN Search Pane" means a MSN-branded Web page end-users obtain after clicking the Search Button. With the parties' mutual consent, Microsoft may also test Company Search Results on other Microsoft Web pages that launch after end-users click the Search Button and include such Web pages within the definition of "MSN Search Pane" provided that Microsoft may unilaterally terminate such testing at any time with Forty-Eight Hours notice to Company.

3. Section 1.16 (the definition of "Search Button") shall be deleted in its entirety and replaced with the following:

        1.16 "Search Button" means a button feature, or other such successor features implemented by Microsoft, that is part of IE, accessible to end-users, and labeled "search" (or similar term).

4. Section 1.17 (the definition of "Search Pane") shall be hereby deleted in its entirety from the Agreement



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5.      Section 2.4 shall be deleted in its entirety and replaced with the following:

        2.4 The parties acknowledge the Search Button not only launches the MSN Search Pane, but may--if users were assigned to an alternative search provider or chose an alternative search provider--launch other search pane features from external third parties or from internal Microsoft entities; however, Microsoft will ensure any reallocation of traffic among third-party providers will not intentionally jeopardize Company's receipt of all monthly Guaranteed Queries. If another entity within Microsoft preempts the MSN Search Pane, Microsoft will employ commercially reasonable efforts to ensure its obligations pursuant to this Agreement are fulfilled, including without limitation its obligation to deliver the monthly Guaranteed Queries. For the avoidance of doubt, the parties intend this
               Section 2.4 to allow for the possibility that not all end-user clicks on the Search Button will launch the MSN Search Pane. The parties do not intend this section to relieve Microsoft of its obligations under this Agreement or to allow Microsoft to terminate or renegotiate this Agreement.

6. Section 5.1 (ii) shall be deleted in its entirety and shall be replaced with the following:

        "(ii) all materials delivered by Company to Microsoft and/or to end-users accessing the Search Service through the MSN Search Pane pursuant to this Agreement including without limitation the Trademarks, Search Service UI, and/or, solely with respect to its relationship with Microsoft under this Agreement, search results do not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party;

7. The GTIAB Term shall be extended for the period commencing October 1, 2002 and ending December 31, 2003 ("Second Extended GTIAB Term"), pursuant to the terms of the Agreement.

8. If the following [*] conditions are met: [*], then, during the last month of the First Extended GTIAB Term (September 2002) and during the entire Second Extended GTIAB Term, Company will pay to Microsoft per month the greater of:

         (i)   [*] ("Fixed Payment"); or
        (ii)   A percentage of Gross Revenue (as set forth below).

               The percentage of monthly Gross Revenue Company will owe to Microsoft during the last month of the First Extended GTIAB Term (September 2002) and for the Second Extended GTIAB Term will be [*] percent


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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               ([*]%), with the following exception: Beginning July 1, 2003, if
               Microsoft delivers to Company in excess of [*] Queries from the MSN Search Pane in the US during a month, the percentage of Gross Revenue Company owes to Microsoft will be [*] percent ([*]%).

        If Microsoft does not meet [*] of the [*] conditions above, Microsoft qualifies only for the percentage of Gross Revenue set forth above.

        Company will make all payments to Microsoft within forty-five (45) days after the end of each calendar month. If Microsoft fails to deliver the Guaranteed Queries for one or more months, Microsoft will continue to provide Company placement on the MSN Search Pane until the cumulative deficient Guaranteed Queries are delivered. That is, if Microsoft fails to deliver the Guaranteed Queries by the end of the Second Extended GTIAB Term, Microsoft will continue to provide Company placement on the MSN Search Pane in the US until the shortfall is delivered. During such extension period, Company will not be required to make any additional Fixed Payments but Company will continue to be required to make Revenue Share Payments.

9. Company will pay Microsoft prior to November 20, 2002 the non-refundable fees below for services between September 1, 2002 to June 30, 2003.

        a. MSN Search Pane in the U.S. For the MSN Search Pane in the U.S., Company will pay Microsoft a non-refundable fee of [*].

        b. MSN Search Pane in Canada. For the MSN Search Site in Canada, Company will pay Microsoft a non-refundable fee of [*].

10. The parties anticipate issuing a joint press release, or separate press releases, regarding this Amendment No. 3. Neither party may issue a press release or make a public announcement(s) relating to either this Amendment No. 3 or the relationship established by this Amendment No. 3 without the express prior written consent of the other party, which consent will not be unreasonably withheld or delayed. If an objection to such a press release or public announcement(s) is not received within five (5) business days after notice of one party to the other, consent will be deemed granted.

11. The "Guaranteed Queries" for each month during the Second Extended GTIAB Term shall be [*] Queries from the MSN Search Pane in the US.

12. Defined terms herein have the same meaning as set forth in the Agreement, except as otherwise provided.



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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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13.     This Amendment No. 3 amends modifies and supersedes to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this Amendment No. 3, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the Amendment No. 3 Effective Date set forth above. All signed copies of this Amendment No. 3 are deemed originals. This Amendment No. 3 does not constitute an offer by either party. This Amendment No. 3 is effective upon execution on behalf of Company and Microsoft by their duly authorized representatives.


MICROSOFT CORPORATION                     OVERTURE SERVICES, INC.
One Microsoft Way                         74 N. Pasadena Avenue, 3rd Floor
Redmond, WA 98052-6399                    Pasadena, CA 91103

By /s/ JOHN KRASS                         /s/ TED MEISEL
   -----------------------------------    --------------------------------------
(Sign)                                    (Sign)
John Krass                                Ted Meisel
--------------------------------------    --------------------------------------
Name(Print)                               Name(Print)
PUM                                       CEO
--------------------------------------    --------------------------------------
Title                                     Title



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